UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 11, 2012

ENERGY CONVERSION DEVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Lapeer Road, Auburn Hills, MI		48326
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 475-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

As previously reported, on February 14, 2012, Energy Conversion Devices, Inc. (“ECD”) and its wholly owned subsidiary United Solar Ovonic LLC (“USO”) (together, the “Company”) voluntarily filed petitions for relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan.

On May 7, 2012, ECD and USO issued a press release announcing the cancellation of the auction of the going-concern sale of USO, scheduled for May 8, 2012 and discontinuance of the court-approved sale process because of the failure to receive an acceptable qualified bid by the bid deadline. The Company also announced that it will begin reducing its workforce, terminating approximately 300 employees worldwide. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the announcement described above, ECD terminated Julian Hawkins, its President and Chief Executive Officer (“CEO”), and Joseph P. Conroy, its Executive Vice President of Operations, both effective as of May 11, 2012. In connection with his termination, Mr. Hawkins resigned from the Board, effective as of May 16, 2012. Mr. Hawkins and Mr. Conroy are entitled to certain severance benefits, as generally described under “Post-Employment Benefits” in the Company’s annual report on Form 10-K/A filed with the SEC on October 28, 2011.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits:

     99.1 Press release, dated May 7, 2012, issued by Energy Conversion Devices, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Jay B. Knoll
Jay B. Knoll
Executive Vice President and
Chief Restructuring Officer

Date: May 16, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 7, 2012, issued by Energy Conversion Devices, Inc.

4